Exhibit 99.1

SWISHER HYGIENE INC. ANNOUNCES AGREEMENT
TO SELL ITS U.S. OPERATIONS TO ECOLAB

Transaction expected to close during the fourth quarter pending approval of the
Company’s stockholders

CHARLOTTE, NC – August 13, 2015 – Swisher Hygiene Inc. (“Swisher”) (NASDAQ: SWSH), a leading service provider of essential hygiene and sanitizing solutions, today announced that the Company agreed to sell the stock of its wholly owned U.S. subsidiary Swisher International, Inc. and other assets relating to Swisher’s U.S. operations, which comprise all of Swisher’s remaining operating interests, to Ecolab Inc. for $40.0 million in cash, of which $2.0 million is subject to a holdback for working capital adjustments. In the transaction, Swisher will retain certain debt and liabilities as set forth in the Purchase Agreement governing the sale. Completion of the transaction is subject to stockholder approval and other customary conditions.

“We believe the transaction is in the best interest of our stockholders and creates a very positive opportunity for our customers and employees. This transaction provides a broader customer base of business, additional service support, and the resources to expand our business and better service our customers. We believe Swisher International’s business model complements Ecolab’s existing institutional U.S. operations and will benefit our customers and employees,” said William M. Pierce, President and Chief Executive Officer of Swisher.

Conference Call

Swisher will host a conference call and live webcast to discuss this announcement as well as its second quarter 2015 results today at 8:30 a.m. Eastern Time.

The conference call can be accessed over the phone by dialing (855) 437-4412 or for international callers by dialing (484) 756-4295 and providing conference ID 5067258; please dial-in 10 minutes before the start of the call.  A replay will be available two hours after the call and can be accessed by dialing 1-855-859-2056 or for international callers by dialing 1-404-537-3406; the conference ID is 5067258. The replay will be available until Wednesday, August 19, 2015.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to Swisher including information obtained by Swisher from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com, and Swisher’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ listed service company delivering essential hygiene and sanitizing solutions to customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail and healthcare industries.  These solutions are typically delivered by employees on a regularly scheduled basis and involve providing Swisher’s customers with consumable products such as detergents, cleaning chemicals, soap and hand sanitizers, paper and specialty products.  Most of these offerings are coupled with the rental and servicing of dish machines, dispensing equipment and additional services such as the cleaning of restrooms and other facilities.  EPA-registered disinfectants that meet the Centers for Disease Control and Prevention’s guidelines are also offered to assist customers with their need to disinfect environmental surfaces that may harbor specific viruses. Swisher is committed to service excellence, as what Swisher does matters to thousands of customers on a daily basis, helping to create the cleanest and healthiest environments.

Additional Information and Where to Find It

In connection with the proposed sale by Swisher Hygiene Inc. of its wholly owned subsidiary Swisher International, Inc. and other assets relating to Swisher Hygiene's U.S. operations to Ecolab, Inc. (the "Sale Transaction"), Swisher Hygiene will file a proxy statement with the Securities and Exchange Commission ("SEC").  Swisher Hygiene will mail the definitive proxy statement to its stockholders.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT SWISHER HYGIENE AND THE SALE TRANSACTION.  Investors and security holders may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed by Swisher Hygiene with the SEC at the SEC’s web site at www.sec.gov.

The definitive proxy statement and such other documents also will be available for free on Swisher Hygiene’s website at www.swsh.com under the Investors page or by directing a written request to Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210 Attention: Investor Relations.

Participants in a Solicitation

Swisher Hygiene and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Sale Transaction. Information concerning the interests of Swisher Hygiene’s participants in the solicitation is set forth in Swisher Hygiene's Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on April 1, 2015 and Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2014, which was filed with the SEC on April 30, 2015, and in the definitive proxy statement relating to the Sale Transaction when it becomes available.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:
Amy Simpson
Phone: (704) 602-7116